Exhibit 99.1

ReWalk Robotics Reports Third Quarter 2016 Financial Results
-- Revenue of $1.4 million --

-- Placed 23 Personal units with 13 positive insurance decisions --

YOKNEAM ILIT, ISRAEL / MARLBOROUGH, MA, November 3, 2016 – ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or “the Company”) today announced its financial results for the three- and nine-month periods ended September 30, 2016.

Highlights of and subsequent to the third quarter include:

•	Total revenue of $1.4 million for the third quarter of 2016, compared to $1.2 million for the third quarter of 2015;
•	23 and 80 ReWalk systems placed during the three and nine months ended September 30, 2016, compared to 23 and 48 ReWalk systems placed during the three and nine months ended September 30, 2015;
•	7 additional users initiated use of the ReWalk Personal 6.0 in various clinical studies: 3 initiating the Stanford study and 4 in the VA research study. All 7 are potential separate sales in future quarters;
•	20 individual personal use systems placed during the quarter;
•	13 favorable case-by-case insurance reimbursement decisions; and,
•	$12.2 million raised in a public offering of ReWalk ordinary shares and warrants subsequent to the end of the quarter.

“We continue to focus on executing our strategic plan to build the exoskeleton market. Our efforts with insurance providers have resulted in 64 positive reimbursement decisions, including 41 so far this year, and we ended the quarter with a strong pipeline of 149 pending insurance claims,” stated Larry Jasinski, Chief Executive Officer.

“During the first nine months of 2016, 11 systems were provided to veterans through the Department of Veteran Affairs (VA) Coverage Policy (SOP) and 22 systems for the VA’s ongoing studies regarding the potential benefits of walking in the ReWalk. We expanded the clinical study initiated with Stanford University to focus more broadly on quality of life, utilization and cost utility outcomes. And, we made meaningful progress on our research and development efforts on a soft exo-suit technology for stroke and multiple sclerosis patients through our partnership with the Wyss Institute at Harvard University,” he added.

“With our latest financing in place, we believe we are well-positioned to continue building upon the positive trajectory of our insurance coverage and R&D efforts, which will enable us to deliver on our milestones,” concluded Jasinski.

Third Quarter 2016 Financial Results

Total revenue was $1.4 million for the third quarter of 2016, an increase of 20%, compared with $1.2 million in the third quarter of 2015. 23 ReWalk systems were placed during the third quarter and 80 were placed in the nine months ended September 30, 2016, compared with 23 and 48 ReWalk systems placed in the corresponding prior year periods. The increase in revenue was driven by unit sales and the conversion of prior period rentals.

R&D expense was $2.0 million for the third quarter of 2016, compared to $1.3 million during the same period last year, reflecting investment in product development programs.

ReWalk Robotics Reports Third Quarter 2016 Financial Results

SG&A expense grew to $5.7 million for the third quarter of 2016, compared to $5.1 million in the prior year period, primarily reflecting investment in reimbursement activities.

Net loss was $7.9 million for the third quarter of 2016 compared with a net loss of $6.4 million in the prior year quarter. Non-GAAP net loss for the third quarter was $6.7 million compared with a non-GAAP net loss of $5.8 million in the third quarter of 2015.

A reconciliation of net loss to non-GAAP net loss is included at the end of this press release under our Condensed Consolidated Statement of Operations.

Liquidity

As of September 30, 2016, ReWalk had $12.4 million in cash. Subsequent to the end of the quarter, ReWalk raised gross proceeds of $12.2 million in a public offering of ordinary shares and warrants.

Guidance

Management is reiterating revenue guidance in the range of $6.2 to $7.0 million for the full year, subject to the timing of certain key business catalysts including placements in our international markets, timing of reimbursement decisions, rental unit conversions and larger orders to support the VA’s research studies.

Conference Call

ReWalk management will host its third quarter conference call as follows:

Date		November 3, 2016
Time		8:30 AM EDT
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 45 78 77
Webcast (live and archive)		www.rewalk.com under the “Investors” section.

A replay of the conference call will be available for two weeks after the call's completion by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (International). The conference ID for the replay is 7986124. The archived webcast will be available for 30 days via the aforementioned URL.

About ReWalk Robotics Ltd.
ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. Our mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit http://www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

ReWalk Robotics Reports Third Quarter 2016 Financial Results

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets and to expand to new markets; ReWalk’s ability to maintain and grow its reputation and to achieve and maintain market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory actions with respect to, ReWalk’s mandatory post-market 522 surveillance study; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering; ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to secure capital from its at-the-market equity distribution program based on the price range of its ordinary shares and conditions in the financial markets; ReWalk’s ability to use effectively the proceeds of its follow-on offering; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the U.S. Securities and Exchange Commission and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP accounting measures, including non-GAAP net loss, is helpful to its investors. These measures, which the Company refers to as non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three and nine months ended September 30, 2016 and 2015, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP financial measures that exclude non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. Each of the Company’s non-GAAP financial measures is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. The non-GAAP financial data are not measures of the Company’s financial performance under U.S. GAAP, and should not be considered as alternatives to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. ReWalk urges investors to review the reconciliation of the Company’s non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate the Company’s business.

ReWalk Robotics Reports Third Quarter 2016 Financial Results

Investor Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Media Contact:

Jennifer Wlach

Senior Vice President

Mercury LLC

T: 202-261-4000

E: jwlach@mercuryllc.com

(tables follow)

ReWalk Robotics Reports Third Quarter 2016 Financial Results

ReWalk Robotics Ltd.

Condensed Consolidated Statements of Operations

In thousands except per share data

(unaudited)

	Three Months Ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenue	$1,400	$1,165	$4,278	$2,410
Cost of revenues	1,110	1,078	3,410	2,230
Gross profit	290	87	868	180
Operating expenses:
Research and development, net	1,968	1,263	6,737	4,250
Sales and marketing	3,774	3,607	10,577	9,121
General and administration	1,951	1,522	5,960	4,478
Total operating expenses	7,693	6,392	23,274	17,849
Operating loss	(7,403)	(6,305)	(22,406)	(17,669)
Financial expenses, net	(508)	(65)	(1,514)	(184)
Loss before income taxes	(7,911)	(6,370)	(23,920)	(17,853)
Income taxes	9	24	39	55
Net loss	$(7,920)	$(6,394)	$(23,959)	$(17,908)
Net loss per ordinary share, basic and diluted	$(0.62)	$(0.53)	$(1.92)	$(1.48)
Weighted average number of shares, basic and diluted	12,759,887	12,148,750	12,495,433	12,094,600

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(7,920)	$(6,394)	$(23,959)	$(17,908)
Non-cash share-based compensation expense	915	513	2,458	1,684
Depreciation	176	124	503	248
Non-cash financial expenses	173	-	495	-
Non-GAAP net loss	$(6,656)	$(5,757)	$(20,503)	$(15,976)

ReWalk Robotics Reports Third Quarter 2016 Financial Results

ReWalk Robotics Ltd.

Condensed Consolidated Balance Sheets

In thousands

	September 30,	December 31,
	2016	2015
Assets	Unaudited	Audited
Current assets
Cash & cash equivalents	$12,399	$17,869
Trade receivable, net	944	2,146
Prepaid expenses and other current assets	1,604	1,227
Inventory	3,425	2,534
Total current assets	18,372	23,776
Other long-term assets	1,101	470
Property and equipment, net	1,346	1,328
Total assets	$20,819	$25,574
Liabilities and equity
Current liabilities
Current maturities of long term loan	$5,299	$-
Trade payables	3,445	2,474
Other current liabilities	1,752	1,869
Total current liabilities	10,496	4,343

Long term loan, net of current maturities	5,180	-
Other long-term liabilities	441	311
Shareholders' equity	4,702	20,920
Total liabilities and shareholders’ equity	$20,819	$25,574

ReWalk Robotics Reports Third Quarter 2016 Financial Results

ReWalk Robotics Ltd.

Condensed Consolidated Statements of Cash Flows

In thousands

(unaudited)

	Nine months ended
	September 30,
	2016	2015

Net cash used in operating activities	$(20,200)	$(18,038)

Net cash provided by (used in) investing activities	(408)	1,235

Net cash provided by financing activities	15,138	112
Decrease in cash and cash equivalents	(5,470)	(16,691)
Cash and cash equivalents at beginning of period	17,869	41,829
Cash and cash equivalents at end of period	$12,399	$25,138

ReWalk Robotics Reports Third Quarter 2016 Financial Results

ReWalk Robotics Ltd.

Revenue and Units Placed by Region and Product

In thousands except units

(unaudited)

	Three Months Ended		Nine months ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenue:
United States	$710	$725	$2,976	$1,675
Europe	404	140	908	359
Asia Pacific	286	300	394	376
Total Revenue	$1,400	$1,165	$4,278	$2,410

Units Placed:
United States	12	12	51	28
Europe	5	5	20	12
Asia Pacific	6	6	9	8
Total Units Placed	23	23	80	48

Revenue:
Personal units revenue	$1,250	$555	$3,929	$1,570
Rehabilitation units revenue	150	610	349	840
Total Revenue	$1,400	$1,165	$4,278	$2,410

Units Placed:
Personal units placed	20	12	75	30
Rehabilitation units placed	3	11	5	18
Total Units Placed	23	23	80	48